Exhibit 99
NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES ANNOUNCES RESIGNATION OF STAGE DIVISION CHIEF MERCHANDISING OFFICER

HOUSTON, TX, February 5, 2009 - Stage Stores, Inc. (NYSE: SSI) today announced that Cinny Murray has resigned from her position as Executive Vice President, Chief Merchandising Officer of the Stage Division, effective tomorrow.

Andy Hall, President and Chief Executive Officer, commented, “Cinny and her direct reports have developed a very strong team of merchants and planners.  I look forward to working directly with this talented team.  We all wish Cinny well in her new endeavor.”

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 739 stores located in 38 states.  The Company operates its stores under the four names of Bealls, Palais Royal, Peebles and Stage.  For more information about Stage Stores, visit the Company’s web site at www.stagestores.com.

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